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                                                                       Exhibit 4

                            STOCK PURCHASE AGREEMENT

         AMENDED STOCK PURCHASE as of December 10, 1999 by and among INSCI CORP., a Delaware corporation, with its principal place of business at Two Westborough Business Park, Westborough, MA 01581 (hereinafter referred to as "INSCI"), INTERNET BROADCASTING COMPANY, INC., with its principal place of business located at 555 S.W. 12th Avenue , Suite 110, Pompano Beach, FL 33069 (hereinafter referred to as "IBC" or "CORPORATION"), and the individuals and/or entities listed on Exhibit "I" (hereinafter referred to as "SELLERS" or "PRINCIPAL STOCKHOLDERS".)

                              W I T N E S S E T H:

         WHEREAS, the within Amended Agreement supersedes in all respects any prior understandings or agreements, written or otherwise, entered into by and between the parties and is effective as of December 10, 1999; and

         WHEREAS, SELLERS are desirous of selling, transferring and/or exchanging all the issued and outstanding capital stock consisting of Common Stock owned by SELLERS in IBC; and

         WHEREAS, INSCI is desirous of purchasing from SELLERS listed on Exhibit "I" (Listing of all STOCKHOLDERS) annexed hereto, all the issued and outstanding IBC stock owned by SELLERS; and

         WHEREAS, certain specific SELLERS (the "PRINCIPAL STOCKHOLDERS") are agreeable to warranties and representations; and

         WHEREAS, all other SELLERS are not providing all of the warranties and representations; and

         WHEREAS, the parties are desirous of defining their rights and obligations with respect to said purchase and sale.

         NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND CONDITIONS HEREINAFTER SET FORTH, THE PARTIES AGREE AS
         FOLLOWS:


         1. SALE, PURCHASE AND EXCHANGE OF COMMON STOCK

         Subject to the satisfaction of the terms and conditions of this Agreement, and in reliance upon the covenants, representations and warranties contained herein:

         1.1 Sale of IBC Stock Owned by SELLERS

         On the Closing Date (as hereinafter defined), all SELLERS shall sell, assign, convey, exchange and transfer to INSCI, free and clear of any liens or encumbrances or restrictions, and INSCI shall purchase and/or receive in exchange from SELLERS, all right, title, and interest of SELLERS in and to the IBC stock owned by SELLERS as listed on Exhibit "I" and Exhibit "I-A" for the consideration stated herein.

         It is understood and agreed that SELLERS listed on Exhibit "I-A" will provide limited warranties and representations, as per a separate Agreement with those SELLERS , the form of which Agreement is annexed to Exhibit "I-A" and the delivery of an executed agreement from each such SELLER is a condition precedent to the closing herein.

         2. PURCHASE PRICE AND EXCHANGE BY INSCI FOR IBC COMMON STOCK

         The purchase price and exchange for all of the issued and outstanding IBC stock (the "Purchase Price" and "Exchange") shall be shares of restricted Common Stock and Warrants to purchase Common Stock of INSCI payable as follows on closing:

                    One Million (1,000,000) shares of fully paid non-assessable Common Stock of INSCI, to be distributed to SELLERS pro rata based on their ownership of IBC Stock; and

                  i) The price per share to be exchanged by INSCI will be computed at the average closing price as reported by NASDAQ over the ten (10) trading day period that precedes the Closing Date, subject to a minimum purchase price of $4.00 per share on closing. In the event that the price of INSCI Common Stock is less than $4.00 per share on closing, then in that event, SELLERS will have the right to terminate the within Agreement without liability on the part of either SELLERS or INSCI.

                  ii) INSCI agrees to file a Registration Statement for the Common Stock issued to SELLERS under this Agreement. Annexed hereto and made a part hereof and marked EXHIBIT "II" is a Registration Rights Agreement. The parties further agree that all sales will be in accordance with Securities and Exchange Commission Regulations. INSCI agrees to pay for the cost and expense of the Registration Statement. The SELLERS listed on Exhibit "I" (that have deposited 125,000 shares of INSCI Common Stock) are subject to the indemnification provisions of the Agreement.

         It is understood and agreed that the 125,000 shares (at $4.00 per share) will be subject to the Escrow-Indemnification Agreement for a period of one (1) year from the date of closing of the within transaction. Thereafter, for the second year of said escrow indemnification, the value of the number of shares to be held in escrow will be $100,000 calculated by the number of shares based upon the bid price of the Common Stock of INSCI on the date that the second year commences. There will be no shares in the third year of said Indemnification Agreement, if no claims have been asserted against the Escrow.

         (d) The CORPORATION shall include the CORPORATION and all existing Subsidiaries, so long as it shall remain an operating company, and any future subsidiary, so long as it is an operating subsidiary, together with such other entities or offices engaged in or in the business of IBC.

         (e) It is understood and agreed that the SELLERS listed on Exhibit "I" make no warranties and/or representations with respect to any of the warranties and representations herein and shall not be parties to the Escrow Agreement referred to herein.

         (f) IBC and SELLERS agree to provide, on or prior to closing, the audited Financial Statements and unaudited interim period, as per Exhibit IV, which qualifies for audit in accordance with the principles of general acceptable accounting procedures, and Securities and Exchange Commission Regulations, as provided for herein in Section 4.5.

         (g) IBC and SELLERS agree to provide on closing, a cold comfort letter from IBC's auditing firm in a form acceptable to INSCI's auditors, which is a condition precedent to closing and further provides that there have been and are no material adverse changes in IBC's Financial Statements from the last audited statement, as required, in accordance with the applicable Securities and Exchange Commission filing and reporting requirements and interim unaudited statement to the day of closing.

         3. REPRESENTATIONS AND WARRANTIES OF PRINCIPAL STOCKHOLDERS TO THE CORPORATION

         It is understood and agreed by the PRINCIPAL STOCKHOLDERS that, as an inducement to INSCI to enter into this Agreement, PRINCIPAL STOCKHOLDERS have made to INSCI the representations and warranties hereinafter set forth in
Section 4, all of which are true and correct on the date hereof in all material respects, and that said warranties and representations will be true as of the Closing Date in all material respects, except as otherwise provided in or contemplated by this Agreement. In the event of any material misrepresentations by PRINCIPAL STOCKHOLDERS, which is made known to or by INSCI prior to closing, INSCI shall have the exercise right and option to terminate the within Agreement without any further liability to INSCI. The representations and warranties shall survive the purchase and sale of the IBC stock hereunder as to the extent set forth in Section l3.4(a).

         4. REPRESENTATIONS AND WARRANTIES OF PRINCIPAL STOCKHOLDERS

         IBC and the PRINCIPAL STOCKHOLDERS represent and warrant to INSCI that:

         4.1 Organization

         IBC is a CORPORATION, duly organized, validly existing and in good standing under the laws of the State of Delaware, and is licensed to do business as a foreign corporation in any state or jurisdiction that the CORPORATION carries on its business. Annexed hereto and marked EXHIBIT "V" is a listing of all subsidiary corporations and jurisdictions in which IBC does business.

         4.2 Qualification

         The CORPORATION has the corporate power and authority to own its properties and to carry on its business as now being conducted and is qualified to do business and is in good standing in every jurisdiction in which the nature of its business or the ownership or leasing of its properties require such qualification, except where the failure to do so would not have any material adverse effect on the business, assets or financial conditions of the CORPORATION taken as a whole.

         4.3 Authorization of Agreement

         SELLERS have the power and authority to enter into this Agreement and to sell to INSCI or exchange the IBC stock owned by them, and that the Board of Directors of IBC has approved the within amended agreement. This Agreement constitutes the legal, valid and binding obligation of SELLERS, enforceable in accordance with its terms. Neither the execution and performance of this Agreement, nor the consummation of the transactions contemplated hereby will result in the violation of any provision of state or federal law, any order by any court or other agency of government applicable to SELLERS or the CORPORATION, the Certificate of Incorporation or By-laws of the CORPORATION or any indenture, Financing Agreement, Stockholders Agreement, or other instrument or agreement to which they are a party or by which they are bound, or be in conflict herewith, result in a breach thereof, or constitute (with due notice or lapse of time or both) a default thereunder or, except as may be provided in this Agreement, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of any of the CORPORATION pursuant to any such indenture, agreement or instrument. SELLERS and IBC will provide to INSCI a certified copy of a Board of Directors Consent and the executed SELLERS agreements as provided for in the within Agreement.

         4.4 Capitalization

         Copies of the Certificate of Incorporation and By-laws of the CORPORATION have been delivered to INSCI. Exhibit "VI" hereto sets forth a list of all authorized, issued, and outstanding shares of capital stock of the CORPORATION. There are no other shares issued and outstanding of any CORPORATION. As of the date hereof, the only issued and outstanding IBC stock is owned by the persons listed in Exhibits "I" and "I-A", all of which have been validly issued, fully paid, and are non-assessable. SELLERS and IBC warrant and represent that neither has granted any rights, warrants, options, or other commitments with respect to the IBC stock owned by them, and further warrant and represent that there are no agreements, commitments or understandings, including Stockholders Agreements, oral or written, with respect to the IBC stock owned by SELLERS (other than this Agreement), which will not be terminated on Closing.

         4.5 Financial Statements

         (a) The Financial Statements as of IBC, audited by Goldstein Lewin & Co., consisting of each of said year balance sheet, income statement changes in financial position, including the footnotes, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the financial position of the CORPORATION as of each respective year end (June 30, 1998 and 1999), and that the CORPORATION will provide the unaudited stub period to September 30, 1999, and unaudited roll forward to five
(5) days prior to the Closing Date as stated herein. SELLERS and IBC warrant and represent that all financial statements provided for herein will be in accordance with Regulation S-X as promulgated by appropriate Securities and Exchange Commission Regulations.

         (b) The unaudited Financial Statements of IBC, as of September 30, 1999, will consist of a balance sheet and income statement and changes in financial position as of five (5) days prior to the Closing Date, which are attached hereto, including the footnotes, and been prepared in accordance with generally accepted accounting principles and Securities and Exchange Commission Regulations, and fairly present the financial position of the CORPORATION as of the Closing Date, and as of such date present the results of operations for the CORPORATION which have been included in said Financial Statements.

         (c) SELLERS and IBC further represent that there are no material matters since June 30, 1999, and up to and including the Closing Date, that will impact on the business of IBC that has not been disclosed to INSCI, and that all proprietary trade secrets and related information is the property of IBC, and that there are no known claims against said property.

         4.6 Subsidiaries and Affiliates

         The CORPORATION has no subsidiaries and does not own of record, or beneficially, any capital stock or equity interest investment in, and does not control, any other corporation, partnership, association or business entity or concern.

         4.7 Regulation

         The CORPORATION has obtained and maintains all permits and licenses which are necessary for the conduct of its business.

         4.8 Taxes

         The CORPORATION has filed all tax returns as may be required by the CORPORATION including, without limitation, income, franchise, sales, use and payroll tax returns, and all annual reports and other returns and reports, heretofore required to be filed by them, all of which were prepared on a cash basis. All taxes known to be due on such returns have been paid, other than taxes not yet due or which may hereafter be paid without penalty. The CORPORATION'S federal and state income tax returns have not, since formation of the CORPORATION, and to SELLERS' knowledge and belief, been audited by the Internal Revenue Service or by any state taxing authority in the jurisdictions in which the CORPORATION is incorporated or qualified to do business. SELLERS have no knowledge of any tax deficiency or additional assessments not adequately provided for on the books of the CORPORATION. There are no tax audits, pending or due, and SELLERS have no information which would lead them to reasonably believe that a tax audit may be imminent. Additionally, SELLERS warrant and represent that they will be responsible for any taxes due, or that may become due, as a result of any claims for taxes due which arouse prior to the purchase of stock by INSCI or after said closing, but have resulted due to the actions of SELLERS or IBS, or their Officers and Directors, and agree to indemnify and hold harmless INSCI from any taxes, interest or penalty as a result of INSCI purchasing all of the issued and outstanding shares of Common Stock herein.

         4.9 Litigation

         Except as set forth in Exhibit "VII", there are no actions, suits or proceedings, pending or threatened, at law or in equity or, to the best of the knowledge of SELLERS, there are no grounds for any such litigation against or affecting the CORPORATION, whether or not purportedly on behalf of the CORPORATION, involving the possibility of a judgment against the CORPORATION that is not covered by a policy of insurance and does not involve

                  (a) the loss or suspension of any license or permit necessary to the business of the CORPORATION, or

                  (b) any judgment for damages or for injunctive or other legal, equitable, monetary or non-monetary relief which, either individually or in the aggregate, if adversely determined, would result in a material adverse change in the business, operation, properties or assets or in the condition, financial or otherwise, of the CORPORATION taken as a whole. SELLERS have no knowledge of any unasserted claim, the assertion of which is likely and which, if asserted, will seek damages or injunctive or other legal, equitable, monetary or non-monetary relief which, if adversely determined, would result in such a material adverse change.

         4.l0 Indebtedness

         Subject to the exceptions referred to in Section 4.3 or in Section 4.5, there exists no default under the provisions of any instrument evidencing any indebtedness of the CORPORATION or any agreement relating thereto which entitles the holder thereof to accelerate the repayment of any such indebtedness. SELLERS expressly represent and warrant to INSCI that the indebtedness of the CORPORATION is not in default.

         The CORPORATION and SELLERS agree on Closing that the CORPORATION will have a negative net worth not to exceed $650,000 (Net worth being the Shareholders' deficit as set forth on the balance sheet), and that its working capital will not be negative working capital in excess of $870,000 (working capital for these purposes, being defined as current assets less current liabilities, excluding the current portion of convertible loans payable included in current liabilities, as set forth on the balance sheet) and that, in the event the Company's negative working capital exceeds a negative of $870,000, then in that event, INSCI will have the option of terminating the Agreement without any liability on the part of INSCI, the Company or SELLERS or, in the alternative, of adjusting the purchase price by a reduction in the number of Shares and to reflect the increase in negative working capital in excess of the aforesaid $870,00. To the extent that the CORPORATION meets the balance sheet test described above, then INSCI agrees that it will, within a reasonable time after closing, make payments related to the accounts payables of the CORPORATION described on Exhibit XXI. INSCI will use its best efforts to pay the items listed on the schedule of priority accounts payable.

         4.11 Title to Properties

         Except as set forth in Exhibit "VIII", and except any other minor non-material liens and encumbrances or obligations of the CORPORATION of a character which, in the aggregate, are not substantial in amount (not in excess of $5,000) and do not materially detract from the value of the property or assets subject thereto, or materially impair the operations of the CORPORATION, and that the CORPORATION has good and marketable title to the properties and assets owned by it, subject to no mortgage, pledge, lien, charge, security interest or encumbrance, except those liens and encumbrances described on the Financial Statements herein. It is understood and agreed that the $5,000 sum herein is based upon the representation of SELLERS that they have no specific knowledge or reason to believe that the financial statements and schedules of liabilities of the CORPORATION as of the closing date are not true and correct and have provided for all known and contingent liabilities.

         4.12 Title to the Shares

         (a) SELLERS own, and will on the Closing Date convey and exchange title to the shares of IBC stock owned by them, free and clear of any liens, encumbrances and restrictions.

         (b) SELLERS, on closing, will issue a General Release in favor of the CORPORATION and of INSCI, except for the terms and conditions to be performed by INSCI under the within Agreement.

         4.13 Broker or Finder

         There is no person, firm or corporation retained by SELLERS of the CORPORATION which is entitled to any brokerage or finders' fee with respect to the transactions contemplated by this Agreement, except Adams Harness and Hill and Kendrick Pierce. SELLERS will indemnify and hold INSCI harmless from any claim for brokerage or finders' fees arising out of the transactions contemplated by this Agreement made by any person, including the Brokers stated herein, claiming to have been engaged by SELLERS.

         4.14 Absence of Certain Changes with respect to CORPORATION

         Except as set forth in the Financial Statements, officers and accounting certificates of the CORPORATION between June 30, 1999, and the date of closing and the date hereof, there has not been:

                  (a) Any material adverse change in the condition, assets liabilities or business of the CORPORATION, taken as a whole, from that shown in the Financial Statements, otherwise or known by SELLERS.

                  (b) Any damage, destruction or loss of any of the properties or assets of the CORPORATION (whether or not covered by insurance) materially adversely affecting the business of the CORPORATION, taken as a whole;

                  (c) Any declaration, setting aside for payment or other distribution in respect of any of the issued and outstanding IBC stock, or any direct or indirect redemption, dividends, purchase or other acquisition of any such stock. SELLERS are responsible for any liability that results from any action taken by the CORPORATION.

                  (d) Any labor trouble of any character, materially adversely affecting the business of the CORPORATION, taken as a whole;

                  (e) Any increase (individually or in the aggregate), except in the ordinary course of business, in the contingent obligations of the CORPORATION by way of guaranty, endorsement, indemnity, warranty or otherwise;

                  (f) Any waiver or compromise by the CORPORATION of a valuable right or of a material debt owed to them, taken as a whole;

                  (g) Any loans made by the CORPORATION to its employees, officers, or directors other than travel and other expense advances made in the ordinary course of business, except as provided for in Exhibit "IX";

                  (h) Any issuance or sale by the CORPORATION of any shares of its common stock or other securities;

                  (i) Any other event or condition of any character that has materially and adversely affected the CORPORATION'S business taken as a whole would that cause a material misrepresentation.

                  (j) Any agreement or commitment by the CORPORATION to do any of the things described in this Section that would be in violation of the warranties and representations contained herein.

                  (k) That there has been no material change with respect to the payment of salaries or other benefits to employees of the CORPORATION, and that the SELLERS have no knowledge of any circumstances which would cause them to believe that any client or clients which comprise material revenues of the CORPORATION will cease to do business with the CORPORATION within the twelve month period from the date of Closing. In addition thereto, that no party or parties to any agreement with the CORPORATION is in default which would require the CORPORATION to take legal action to enforce its rights.

                  (l) That the SELLERS have no information or knowledge that any key employee will leave the employment of the CORPORATION (a Schedule of Key Employees is annexed as Exhibit "X"), as a result of the contemplated transaction and that, in addition, that SELLERS have no knowledge or information as to the loss of a materially important customer or supplier of the CORPORATION, and that the technology utilized by the CORPORATION is proprietary and owned by the CORPORATION as described in Exhibit "XI" herein, termed as a schedule of Proprietary Technology, and that there are no known claims to the technology.

                  (M) That the CORPORATION warrants and represents that all of its software systems and products are Y2K compliant.

         4.15 Contracts; Leases; Agreements

         Exhibit XII sets forth all currently existing contracts, obligations, plans, arrangements, commitments or like (written or oral) of any material nature, to which the CORPORATION is a party or by which the CORPORATION is bound, including without limitation the following of said agreements that at the option of INSCI, all of said agreements may be modified, or revised by INSCI consistent with the policies and plans as are acceptable to INSCI,

                  (a) Employment or consulting agreements, pension, profit sharing, deferred compensation, stock bonus, retirement, stock option, stock purchase, phantom stock or similar plans, including agreements evidencing rights to purchase securities of the CORPORATION and agreements among shareholders and the CORPORATION. All existing bonus agreements are based upon performance, and the aggregate amount of bonus payments due or to be paid to employees are reflected on the Financial Statements of the CORPORATION;

                  (b) Loan or other agreements, notes, indentures, or instruments relating to or evidencing indebtedness for borrowed money, or mortgaging, pledging or granting or creating a lien or security interest or other encumbrance on any of the CORPORATION's property or any agreement or instrument evidencing any guaranty which may be required for the CORPORATION to obtain bank financing for present working capital needs;

                  (c) There are no agreements with dealers, sales representatives, brokers or other distributors, jobbers, advertisers or sales agencies;

                  (d) Agreements with any labor union or collective bargaining organization or other labor agreements;

                  (e) Any contract or series of contracts with the same person for the furnishing, leasing or purchase of machinery, equipment, goods or services, including without limitation, agreements with processors and subcontractors, except in the ordinary course of business;

                  (f) Any indenture, agreement or other (including private placement brochures) relating to the sale or repurchase of shares of capital stock;

                  (g) Any joint venture, contract or arrangement or other agreement involving a sharing of profits or expenses;

                  (h) Agreements limiting the freedom of the CORPORATION to compete in any line of business or in any geographic area or with any person;

                  (i) Agreements providing for disposition or acquisition of the business, assets or capital stock of the CORPORATION, agreements of merger of consolidation to which the CORPORATION is a party, agreements involving the acquisition of the business, assets or capital stock of any other corporation, or letters of intent with respect to the foregoing;

                  (j) All leases of real or personal property;

                  (k) All franchises, permits, licenses and other similar authority and patents, patent rights, trade names, trade name rights, copyrights and applications therefor owned, held, used, leased, relied upon or licensed by the CORPORATION, together with a description of any payment which any person has asserted the CORPORATION is or hereafter may be obligated to pay in order to use such right; and

                  (l) All research and development agreements, other agreements involving technology, systems, products, know-how and the like.

                  (m) All agreements of the CORPORATION are agreements made in the ordinary course of business and are consistent with the financial statements as annexed hereto and made a part hereof.

                  (n) All marketing, distribution and reseller agreements, except as set forth on Exhibit "XIII"), the CORPORATION is not a party to any agreement or instrument or subject to any charter or other corporate restriction materially adversely affecting their business, properties, or assets, operations or condition, financial or otherwise, taken as a whole, and the CORPORATION is not in material default or material adverse change in the business or prospectus that is not discussed in the financial statements that are provided for in the within Agreement or that is known by SELLERS of IBC in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which they are a party, which default would have a material adverse affect on the business operations, properties, assets or condition, financial or otherwise, of the CORPORATION taken as a whole.

                  (o) All convertible or other outstanding securities have been converted by the Holders thereof and on closing each Holder has provided a General Release to IBC with respect to the conversion of the security or securities held by them.

                  (p) IBC's Officers and Board of Directors, as set forth on Exhibit "XIV", will submit their resignations to the Board of IBC on closing of the within transaction.

                  (q) That all intellectual property rights are the property of the corporation and that there are no claims with respect to said property and additionally that the CORPORATION does not use any intellectual property of IBC.

         4.16 Insurance

         Exhibit "XV" is an accurate list of each insurance policy owned or maintained by the CORPORATION, copies of which have been delivered to INSCI. All such policies are in full force and effect, and the CORPORATION has not received any notice of cancellation with respect to any such policy. No claims are pending under any such policy, except as explained on Exhibit "XV". To the best of SELLERS' knowledge, there is no basis for the insurer thereunder to terminate any such policy.

         4.17 Shareholders' Directors and Officers;

         Indebtedness

         Exhibit "XIV" sets forth the names of the directors and officers of the CORPORATION. Except as will be set forth in the Financial Statements, there are no material indebtedness by the CORPORATION, to its officers, directors, employees and shareholders or material indebtedness of such persons to the CORPORATION. Except as described herein to the best of SELLERS' knowledge, none of the officers, directors or shareholders of the CORPORATION, or their respective spouses, owns directly or indirectly, individually or collectively, a material interest in any entity which is a competitor, customer or supplier of (or has any existing contractual relationship with) the CORPORATION. As of the Closing Date, all loans and advances to SELLERS and their relatives from the CORPORATION, and from the CORPORATION to SELLERS and their relatives, will have been paid in full.

         4.18 Consents

         Except as set forth in Section 4.3, all material consents, approvals, qualifications, orders or authorizations of, filings with, any governmental authority, or any other party or entity, including any court, required in connection with SELLERS' valid execution, delivery or performance of this Agreement or the consummation of any other transaction contemplated on the part of the CORPORATION and SELLERS by this Agreement and the agreements related hereto have been obtained.

         4.19 Employees

         To SELLERS' knowledge, no employee of the CORPORATION (including, but not limited to, the CORPORATION'S development personnel who have executed agreements that all software developed and in process is the property of the CORPORATION) is, by virtue of his employment by the CORPORATION and the nature of the duties which he performs for the CORPORATION, in violation of any non-competition or confidentiality agreement with any third-party. To SELLERS' knowledge, no union is attempting to represent any of the CORPORATION'S employees as a collective bargaining agent. SELLERS and IBC agree that all of IBC's employees that will remain in the employ of IBC, or in the event of the liquidation of IBC, at the option of INSCI will execute non-competitor, non-disclosure agreements and confidential agreements.

         4.20 Registration Rights

         By his, her or its execution of this Agreement, each SELLER hereby waives and forever releases IBC from any obligation related to the registration of any IBC Securities.

         4.21 Personal Holding Company

         To the best of SELLERS' knowledge and belief, the CORPORATION is not a personal holding company, nor is it subject to a Hart Scott Rodino filing.

         4.22 Inactive Corporations

         IBC has not formed any corporation or corporations except as stated on Exhibit "V" annexed hereto. SELLERS warrant that the CORPORATION constitutes the entire operating entity as established by the SELLERS, and that there are no affiliates and/or subsidiaries of IBC. SELLERS warrant and represent that (a) any prior or past Inactive Corporations are currently inactive, and (b) none of the Inactive Corporations, to the best of SELLERS' knowledge, has any material unpaid liabilities, except only franchise and similar taxes. SELLERS agree, at the Closing, to assign to INSCI all of SELLERS' right, title and interest in and to each of the Inactive Corporations.

         4.23 Treasury Stock

         All amounts payable for treasury stock, if any, purchased by IBC, has been fully paid.

         4.24 Representations Complete

         No representation or warranty of the SELLERS or IBC made in this Agreement or in any document or certificate furnished by SELLERS pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits to state a material fact necessary to make any statement or act contained herein or therein, in the light of the circumstances under which such statements and acts were made, not misleading, except that any such document or certificate which is dated speaks as of the date stated and not the present.

         4.25 SELLERS and IBC warrant and represent they have been provided with the INSCI 10-K/SB Report for the fiscal year ending March 31, 1999, and copies of INSCI Form 10-Q/SB Reports for the quarter ending June 30, 1999, and have had access to all Form 8-K Reports, and copies of all current proxy material filed with the Securities and Exchange Commission, and that SELLERS are qualified investors as that term is defined under the Securities Act.

         4.26 SELLERS warrant and represent that there is no violation of the applicable rules and regulations of the Securities and Exchange Commission, and/or of State Blue Sky Regulatory Agencies in the State or States in which SELLERS reside with respect to SELLERS purchasing or obtaining their shares from the CORPORATION.

         4.27 SELLERS warrant and represent that there is no material claim of Stockholders, creditors or any regulatory agency, federal or state, that is imminent, threatened or pending with respect to the CORPORATION.

         5. REPRESENTATIONS AND WARRANTIES OF INSCI

         INSCI represents and warrants to SELLERS as follows:

         5.1 Organization and Qualification

         INSCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. INSCI has the corporate power and authority to own its assets, conduct its business as and where such business is presently conducted, and enter into this Agreement.

         INSCI represents that within the 24 months preceding the within Agreement, it has filed all reports required to be filed by NASDAQ and the Securities Act, and that said reports are true, complete and correct in all material respects.

         5.2 Effect of Agreement

         INSCI's execution, delivery and performance of this Agreement, and the consummation by INSCI of the transactions contemplated hereby, (a) have been duly authorized by all necessary corporate actions by INSCI's Board of Directors, (b) does not constitute a violation of or default under INSCI's Certificate of Incorporation or Bylaws or any material contract or agreement to which INSCI is a party or by which INSCI is bound, (c) do not constitute a violation of any law, rule or regulation, or judgment or order, applicable to INSCI, and (d) do not require the consent of, notice to or filing with any person, company or governmental authority. This Agreement constitutes the valid and legally binding agreement of INSCI, enforceable against INSCI in accordance with its terms.

         5.3 Reports

         INSCI has timely filed all reports, schedules, forms, statements and other documents with the SEC since January 1, 1997 (collectively the SEC Documents"). As of their respective dates, the SEC Documents complied in all material respect with the requirements of applicable law and none contained anywhere statements of a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were merely misleading.

         5.4 Broker or Finder

         No person or company acting on INSCI's behalf is entitled to any brokerage or finder's fee in connection with the transactions contemplated by this Agreement, except Auerbach Pollak & Richardson, Inc.

         5.5 Investment Matters

         INSCI is purchasing the IBC stock for its own account for investment and not with a view to or for sale in connection with any distribution thereof.

         5.6 Representations Complete

                    INSCI warrants and represents to SELLERS that INSCI has not made any untrue statement of material fact or omitted any material facts concerning INSCI and that INSCI is aware that SELLERS are relying upon any certificate or documents provided by INSCI to SELLERS.

         6. COVENANTS OF SELLERS

         INSCI, the CORPORATION and the SELLERS listed on Exhibit "I" warrant and represent:

         6.1     Documents or Information

         Between the date hereof and the Closing Date, IBC, as per the Confidentiality Agreement, shall permit INSCI's Representative to visit and inspect any of the properties of the CORPORATION including its books of account and records, and to discuss its affairs, finances and accounts with the CORPORATION's officers and its independent public accountants, all at such reasonable times and as often as any such person may reasonably request in writing.

         6.2 Conduct Pending Closing

         Between the date of this Agreement and the Closing Date, except with the prior written consent to INSCI.

         (a) SELLERS shall maintain in full force and effect the corporate existence of the CORPORATION, their respective rights and franchises ad all business permits, trademarks and trade names owned or possessed by the CORPORATIONS which are material to the conduct of the business of the CORPORATION.

         (b) Any outstanding taxes, assessments, and other governmental charges imposed upon the CORPORATIONS with respect to their franchises or income will be paid or accrued provided, however, that unless and until a foreclosure restrain sale or any similar proceeding shall have been commenced, no such tax or charge need be paid if the same is being contested in good faith by proper proceedings diligently conducted.

         (c) INSCI will be responsible for payment of any obligations of the CORPORATION within the $870,000 negative working capitol covenant (excluding the current portion of Convertible Loans Payable).

         (d) SELLERS will cause the CORPORATION to keep its fixed assets in working order and condition, reasonable wear and tear excepted, and the CORPORATION will comply in all material respects with each provision of all leases to which any of them is a party or under which any of them occupies property if the breach of such provision might have a material adverse effect, other than in the ordinary course of business, on the condition, financial or otherwise, or operations of the CORPORATION taken as a whole, and the CORPORATION will obtain all required consents in favor of INSCI to assure that the within Agreement does not violate any leases, agreements or contracts of the CORPORATION.

         (e) The CORPORATION shall not enter into any material transaction or agreement, including, but not limited to, a loan, lease, royalty, purchase or sale agreement, directly or indirectly, with or which will benefit any officer, director, or holder of the IBC stock or any family member or relative of such officer, director, or shareholder or any corporation or other entity or person which directly or indirectly controls, is controlled by or is under common control with such officer, director or stockholder or family member or relative of such officer, director, or stockholder.

         (f) The CORPORATION will not: (i) sell or agree to sell any of the assets listed in the CORPORATION'S financial statements, other than in the ordinary course of business or in connection with the performance of this Agreement; (ii) incur any obligations or liabilities (fixed or contingent), except obligations or liabilities in the ordinary course of business and as provided herein; (iii) discharge or satisfy any lien or encumbrance or pay any obligations or liabilities (fixed or contingent) other than current liabilities (including current installments of long-term debt) except as provided for or contemplated by this Agreement; (iv) mortgage, pledge or subject to lien or any other encumbrance any of their assets, tangible or intangible, except for purchase money obligations or pursuant to existing agreements; (v) sell or transfer any of their tangible assets or cancel any debts or claims except, in each case, the ordinary course of business; (vi) waive any rights of a substantial nature; (vii) sell, assign or transfer or grant rights under any patents, trademarks, trade names, licenses or other intangible assets, except in the ordinary course of business; or (viii) enter into any other transactions except in the ordinary course of business.

         6.3 Notice of Default

         In the event that all of or any portion or an indebtedness of the CORPORATION, including but not limited to loans and advances due from the CORPORATION to the CORPORATION'S lending institution, shall be declared due and payable before their stated maturity or due date, and prior to Closing, SELLERS shall promptly notify INSCI.

         6.4 Notice of Commencement of Proceedings or Change in Condition

         SELLERS shall give written notice to INSCI within three (3) days of the occurrence of any of the following events prior to Closing, stating in reasonable detail the nature thereof; (a) any proceedings instituted against the CORPORATION by or in any federal or state court or before any commission, board or other regulatory body, federal, state or local, which if adversely determined, would have a material adverse effect upon the CORPORATION'S business operations, properties, assets or condition, financial or otherwise taken as a whole; (b) any material adverse change in the CORPORATION'S condition, financial or otherwise, taken as a whole; and (c) the occurrence of any event which constitutes, or with notice or passage of time or both would constitute, a material default in the performance of the CORPORATION'S obligations hereunder.

         6.5 No Pension and Retirement Plans

         SELLERS warrant and represent to INSCI that there are no pension and/or retirement plans of the CORPORATION other than a 401K Plan wherein employees must contribute, and that the employees of the CORPORATION, and the CORPORATION, do not have liability with respect to said plan other than its administration. Furthermore, that any pension or retirement plans are in accordance with current ERISA Laws and/or any applicable Federal or State Regulations as made and provided, and that within 90 days from the Closing, SELLERS will take the necessary action to terminate the 401(K) Plan currently in effect with the CORPORATION. Additionally, that SELLERS understand and agree that the SELLERS' and/or Trustees' liability, if any, will survive for the applicable Statute of Limitations following the period of the within Agreement.

         6.6 Financing

         SELLERS and INSCI agree that, prior to closing INSCI will have obtained a commitment to financing on terms mutually satisfactory to INSCI and SELLERS to consummate the Purchase Agreement. In the event that such financing is not completed prior to closing, either party will have the right to terminate the within Agreement without liability on the part of either the Sellers or INSCI. INSCI represents that it has received several financing proposals and that INSCI's board of directors has approved entering into an agreement for said financing in accordance with the board resolution attached as exhibit XXI.

         6.7 Minute Books.

         Prior to the Closing, SELLERS shall deliver to INSCI copies of the Minute Book of the CORPORATION, together with a representation by SELLERS that
(a) there is no omission from any such minute book of minutes of meetings of the board of directors or stockholders of the respective CORPORATION at which action was taken which would create any material obligation or liability of such CORPORATION which remains outstanding as of the Closing Date and (b) the minutes contained in such minute books are true and correct.

         6.8 Assignment of Intellectual Property with each of the EMPLOYEES (the "EMPLOYEES Proprietary and Confidentiality Agreements" as stated in Paragraph
4.19 herein in the form of Exhibit "XVII" annexed hereto.

         7. COVENANTS OF INSCI.

         7.1 Execution and Delivery of Employment Agreements. At the Closing, INSCI shall cause the CORPORATION to execute and deliver:

         (a) Employment Agreements with Messrs. Levine, MacQuarrie and Pernicano ( "SELLERS' Employment Agreements") in the form of Exhibit "XVI" annexed hereto; and

         8. COVENANTS OF SELLERS AND INSCI

         8.1 Escrow Agreement.

         At the Closing, the SELLERS and INSCI shall execute and deliver the Escrow Agreement with respect to shares of stock of INSCI with Baratta & Goldstein and Harris, Beach & Wilcox, listed as Exhibit "XVIII" herein.

         9. CONDITIONS TO INSCI'S OBLIGATION TO PURCHASE SHARES

         Each obligation of INSCI to be performed on the Closing Date shall be subject to the satisfaction of each of the conditions stated in the within Agreement in this Section 9, except to the extent that such satisfaction is waived by INSCI in writing.

         9.1 Performance by SELLERS.

         (a) SELLERS shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement required to be performed or complied with by SELLERS on or before Closing.

         (b) SELLERS agree to deliver to INSCI, as a post closing representation, the audited financial statements as provided for herein within thirty (30) days after Closing, as well as a certificate from Goldstein Lewin & Co., dated the Closing Date stating that they have reviewed the CORPORATION's books and records and that there is no material adverse change in the financial condition of the CORPORATION as of the Closing Date. SELLERS agree to provide said cold comfort letter to INSCI's auditors and its counsel for their review five (5) days prior to closing and to update said letter effective on Closing Date. The within is in accordance with Section 4.5 as provided for herein.

         9.2 Employment Agreements.

         (a) Each of SELLERS identified in Section 7.1(a) shall have executed and delivered a SELLERS' Employment Agreements.

         (b) Each of the employees shall have executed and delivered to INSCI an EMPLOYEES' Non Compete and assignment of Proprietary Rights agreements annexed hereto and marked Exhibit "XVII".

         9.3 Opinion of SELLERS' Counsel.

         INSCI shall have received from counsel to SELLERS, an opinion addressed to INSCI, dated as of the Closing Date in the form attached as Exhibit "XIX" hereto.

         9.4 INSCI and IBC agree that, prior to closing, INSCI and IBC will mutually agree, in writing, that INSCI will do the following:

                  (a) Provide that Messrs. Levine, MacQuarrie and Pernicano will participate in the INSCI incentive-based Employee Stock Option Plan, and that Messrs. Levine, MacQuarrie and Pernicano will be awarded an aggregate of 250,000 stock options in said Plan. Said options will vest over a three (3) year period at the an exercise price equal to the fair market value of INSCI Common Stock at the time of Closing.

                  (b) INSCI's Board will establish and/or permit IBC employees to participate in an existing INSCI incentive-based Stock Option Plan.

         9.5 Contract Execution.

         IBC shall have delivered a signature page to this agreement, duly executed by each of the SELLERS described in Exhibit "I", as well as a signature page to the Agreement annexed to Exhibit "I-A", duly executed by each SELLER identified in Exhibit "I-A".

         (a) Since June 30, 1999 and to the date of closing, there have been no material adverse changes in the business, prospects, operations, earnings, assets or financial condition of IBC.

         10. CONDITIONS TO SELLERS' CLOSING OBLIGATIONS

         Each obligation of SELLERS to be performed on the Closing Date shall be subject to the satisfaction of each of the conditions stated in this Section 10, except to the extent that such satisfaction is waived by SELLERS in writing.

         10.1 Performance by INSCI. INSCI shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement required to be performed or complied with by INSCI on or before Closing.

         10.2 Representations True.

         SELLERS shall have delivered to INSCI a certificate of the President and Secretary of IBC and of Stockholders dated as of the Closing Date, certifying that all of the representations and warranties made to INSCI by SELLERS in this Agreement are true and correct in all material respect on closing.

         10.3 Defaults.

         There shall exist, as of the Closing Date, no condition or event which constitutes, or which after notice or lapse of time or both would constitute, a material default by SELLERS under this Agreement.

         10.4 Employment Agreements.

         (a) INSCI shall have caused the CORPORATION or INSCI to execute and deliver the SELLERS' Employment Agreements described in Section 7.1.

         (b) SELLERS shall have caused the employees to execute and deliver the employees' Non Compete Agreements.

         10.5 INSCI's Assignee and Option to Liquidate Corporation.

         If INSCI shall assign its rights hereunder to a wholly-owned subsidiary, the assignee shall, at the Closing, deliver a certificate, dated the Closing Date and executed by its President, certifying that INSCI has taken the appropriate Board of Directors' action to ratify and adjust and approve the within Agreement. INSCI shall have the exclusive right and option to liquidate and/or dissolve or merge the CORPORATION into INSCI.

         11. TAXES FOR PERIOD ENDING ON CLOSING DATE

         11.1 Preparation and Filing of Corporation Returns for the CORPORATION.

         (a) SELLERS, or their representatives, shall prepare the federal and any state and local income and other tax returns of the CORPORATION (collectively "Returns") for the period from the end of the most recent federal income tax year of each of the CORPORATION to the Closing Date based on the books and records of the CORPORATION maintained for such periods by the CORPORATION. SELLERS shall submit such Returns to the CORPORATION and SELLERS shall promptly execute and file such Returns, as all of such Returns will be the sole responsibility of SELLERS, and SELLERS agree to be responsible for any taxes due or that may become due as a result of changing from a cash to an accrual method. At the request of SELLERS, INSCI agrees to cause the CORPORATION to make available to SELLERS, for the purpose of preparing such Returns (and contesting any claims subsequently made for adjustment of such Returns), all books and records of the CORPORATION for any relevant periods, and SELLERS shall have the right to make extracts from and copies of such books and records.

         (b) INSCI will promptly notify the SELLERS in the event any tax return of the CORPORATION for any taxable period that SELLERS are responsible for is audited. If the SELLERS, by notice to INSCI, appoint a representative (the "Representative") to participate in such audit, INSCI will keep the Representative apprised of the status of the audit, provide him with copies of any revenue agent's reports, 30-day letters, 90-day letters or similar documents and allow him to participate in the audit with respect to issues which, if decided adversely to the CORPORATION, would increase the SELLERS' tax liability without reimbursement under the within Agreement by the CORPORATION or would give rise to any claim by INSCI against SELLERS under this Agreement. If any such proceeding shall result in a refund of tax interest or penalty paid which payment is subject to the provisions of Section 13 hereof, such refund shall be paid over by the CORPORATION to SELLERS. No settlement with the Internal Revenue Service or other taxing authority will be entered into for any Prior Period without the written consent of the SELLERS with respect to any of SELLERS liability as a result of any tax return filed by SELLERS. The SELLERS shall have the right to prosecute on behalf of the CORPORATION in the Tax Court or other court of competent jurisdiction (and to appeal) at their expense by counsel of their choice in an appeal from an adverse decision of a taxing authority with respect to SELLERS. If any such proceeding shall result in the refund of any amounts paid by the SELLERS, such amounts, together with any interest thereon, shall belong to the SELLERS. The parties hereto are aware that the provisions of the Internal Revenue Code shall apply for purposes of any administrative or judicial proceeding involving the federal income tax liability of the CORPORATION for any Prior Period that is reflected on tax returns filed by SELLERS.

         11.2 SELLERS warrant and represent to INSCI that SELLERS will indemnify and hold harmless INSCI for the payment of any taxes, interest or penalties due as a result of the within Agreement, or SELLERS filing, failing to file, or any taxes, interest or penalties due as a result of the operations of IBC to the date of Closing which were due or should have been accrued prior to the date of Closing and that, in the event any assessment and or claim is made before any federal, state or municipal taxing authority as a result of SELLERS non-payment of taxes due based upon the filing of federal income tax or any claim by the taxing authority for the period up to and including Closing or for the period of any tax return filed by SELLERS, that SELLERS agree to be bound by the terms and conditions of the escrow agreement referred to herein.

         12. EXPENSES.

         Neither SELLERS nor INSCI will be responsible for fees, expenses and charges incurred by the other in connection with this Agreement, with the exception that upon completion of the closing herein, INSCI will pay certain vendor obligations, as indicated in Exhibit XXI, by issuing to these vendors a total of 58,293 warrants to purchase shares of INSCI common stock at a price of $6.00 per share In the event that the within Agreement is terminated, SELLERS, IBC and INSCI agree that each will be responsible for their own expenses. Upon completion of the closing herein, INSCI agrees to accept liabilities associated with any fees in connection with this agreement to the extent that they are within the $870,000 negative net worth limitation.

         13. INDEMNIFICATION.

         13.1 The PRINCIPAL STOCKHOLDERS' Obligation to Indemnify.

         From and after the Closing Date, the PRINCIPAL STOCKHOLDERS shall, subject to the limitations hereinafter set forth, indemnify and hold harmless INSCI and the CORPORATION from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs and expenses, including without limitation reasonable attorney's fees (collectively, "Damages"), arising out of or caused by any or all of the following:

         (a) Any misrepresentation or breach of any warranty or representation made by PRINCIPAL STOCKHOLDERS in this Agreement.

         (b) Any failure by PRINCIPAL STOCKHOLDERS to perform any term or provision of this Agreement to be performed by them.

         (c) Any debt or liability of the CORPORATION which arose or was incurred at any time before the Closing Date, other than (i) those which are reflected on the balance sheet which is part of the financial statements as certified by Goldstein Lewin & Co. and delivered pursuant to the within Agreement, or in the notes thereto and (ii) those which are incurred between the date of execution of the within Agreement and the Closing Date in the ordinary course of business or with the consent of INSCI.

         (d) Any deficiency or adjustment in income, franchise, sales, use, payroll or other taxes, assessed against the CORPORATION with respect to any period ending before the Closing Date.

         (e) That certain specified SELLERS will indemnify and hold harmless INSCI on a joint and several basis as to any liability hereunder with respect to the amount of shares deposited in escrow by them.

         13.2 INSCI's Obligation to Indemnify.

         From and after the Closing Date, INSCI shall indemnify and hold harmless SELLERS (and their respective heirs, estates, and representatives) from and against any and all Damages arising out of or caused by any of the following:

                  (a) Any misrepresentation or breach of any warranty or representation made by INSCI in this Agreement.

                  (b) Any failure by INSCI to perform any term or provision of this Agreement to be performed by it.

                  (c) Any debt or liability of the CORPORATION which arose or was incurred before the Closing Date, if such debt or liability (i) was reflected on the balance sheet which is part of the Financial Statements certified by Goldstein Lewin & Co. and delivered to SELLERS.

                  (d) Any obligation or liability of any of the STOCKHOLDERS under guarantees heretofore made by any of them of obligations or liabilities of any of the CORPORATION and set forth herein.

         13.3 Notices, Defenses and Payments.

         With respect to each event, occurrence or matter ("Indemnification Matter") as to which INSCI, on the one hand, and SELLERS, on the other hand, (in either case referred to as the "Indemnitee"), is entitled to indemnification from the other (the "Indemnitor") under this Section 13:

                  (a) Upon the Indemnitee's receipt of written documents underlying the Indemnification Matter, or, if the Indemnification Matter does not involve a third party action, suit, claim or demand, after the Indemnitee first has actual knowledge of the Indemnification Matter, the Indemnitee shall promptly give notice to the Indemnitor of the nature of the Indemnification Matter and the amount demanded or claimed in connection therewith ("Indemnification Notice").

                  (b) If a third party action, suit, claim or demand is involved, then, upon receipt of the Indemnification Notice, the Indemnitor shall, at its expense and through counsel of its choice, assume and have sole control over the litigation, defense or settlement thereof (collectively, "Defense"), except that the Indemnitee may, at its option and expense and through counsel of its choice, participate in the Defense. The Indemnitor and the Indemnitee shall fully cooperate with each other in connection with such third party action, suit, claim or demand, including without limitation by furnishing all available documentary or other evidence as is reasonably requested by the other.

                  (c) All amounts owed by the Indemnitor to the Indemnitee (if any) shall be paid in full within thirty (30) days after a final settlement or agreement as to the amount owed is reached, or after a final judgment or order (without further right of appeal) determining the amount owed is rendered.

         13.4    Limitations.

         The Indemnitor's liability for indemnification under this Section 13 shall be limited as follows:

                  (a) Limits.

                  INSCI's sole recourse except, as to the three principal officers for fraud or intentional misrepresentation, with respect to any indemnity obligations hereunder shall be by set off against the INSCI shares held in escrow pursuant to the Escrow Agreement attached as Exhibit XVIII. In no event shall any SELLER have liability hereunder except to the extent of such SELLER's pro rata interest in any INSCI stock that, at any time, remains held in escrow.

                  (b) Payment of Undisclosed or Unknown

                  Liabilities.

                  The escrow shall be drawn upon only in the event that damages incurred, as specified in Section 13.1, exceed $50,000 in the aggregate. In the event damages do not exceed $50,000, INSCI will bear the responsibility. SELLERS understand and agree that SELLERS will have 90 days from the date of any claim or claims to attend to said claim. SELLERS further understand and agree that the CORPORATION and or INSCI, at its right and option, after a 30 day period, shall have the right to make payment for any and all claims either from the escrow fund, as provided for herein, or, in the alternative, demand payment directly from SELLERS unless a mutually agreeable arrangement for processing and handling of any claim or claims is made by and between SELLERS, the CORPORATION, and or INSCI, as the case may be.

                  (c) Right of Off-Set of Shares From Escrow.

         So long as any shares of stock shall remain in escrow pursuant to the Escrow Agreement, INSCI is entitled to a right of off-set under Section 13 herein.

         14. CLOSING.

         The closing (the "Closing") under this Agreement will be subject to mutual agreement to all exhibits and shall take place at or about 10:00 A.M. local time on , 1999 (the "Closing Date"), at the offices of Baratta & Goldstein in New York City, New York or at such other time, date and place as SELLERS and INSCI mutually agree.

         Immediately following the closing, INSCI agrees that it will appoint to its Board of Directors a qualified candidate recommended by the CORPORATION as long as the candidate is acceptable to INSCI's Board to serve until the next Annual Meeting of Shareholders. INSCI further agrees to nominate such director for election by its Shareholders at the next Annual Meeting of Shareholders. Additionally, INSCI further agrees to provide the opportunity to a designee of the CORPORATION to attend INSCI Board Meetings as an observer. Such observer shall have the right to attend all Meetings of the Board of Directors, to receive notices of such Meetings, and to receive all information provided by INSCI's Directors, provided that such observer shall be non-voting and shall not have the liabilities of a Director. Such observer shall be designated as a Board observer in any listing of Directors of INSCI.

         15. NOTICES.

         All notices, which are permitted or required under this Agreement shall be in writing and delivered personally or sent by photocopy, facsimile or other electronic means or by registered or certified mail, postage prepaid, addressed as follows, or to such other person or address as may be designated by notice to the other party:

                    If to SELLERS:

            C/O     Tom Willet, Esq.
                    Harris, Beach & Wilcox
                    130 East Main Street
                    Rochester, New York 14604


                    If to INSCI:

                    Two Westborough Business Park
                    Westborough, MA 01581

                    With a copy, which copy shall not constitute notice, to:
                    Baratta & Goldstein
                    597 Fifth Avenue
                    New York, NY   10017

                    If to IBC:

                    555 S.W. 12th Avenue
                    Suite 110
                    Pompano Beach, FL 33069


         Notices will be deemed delivered (except as otherwise provided in this Agreement) when delivered personally or upon being mailed by prepaid certified or registered mail with return receipt requested or by such other method (including air courier) which provides for a signed receipt upon delivery, provided that any notice of change of address shall be effective only upon receipt.

         The addresses set forth above shall be conclusive for all purposes unless and until written notice of a change of addresses shall be sent to the parties herein.

         16. MISCELLANEOUS.

         16.1 Payments.

         All payments pursuant to this Agreement shall be made in United States dollars.

         16.2 Waiver, Remedies Cumulative, etc.

         (a) Waiver.

         No delay on the part of INSCI or SELLERS in the exercise of any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any exercise or partial exercise of any such right, power, privilege or remedy preclude any further exercise thereof or the exercise of any right, power, privilege or remedy. No modification or waiver of any provision of this Agreement, nor consent to any departure by INSCI or SELLERS therefrom, shall be effective in any event unless the same shall be in writing, and then such waiver, consent or modification shall be effective only in the specific instance, and for the purpose, for which given.

         (b) Special Waiver.

         Notwithstanding the foregoing, INSCI shall have the right to waive compliance by SELLERS with any of the provisions hereof, or to modify such provisions to a less restrictive obligation of SELLERS, on such terms as INSCI shall determine in its sole discretion, with or without prior notice to SELLERS.

         (c) Remedies.

         The rights, powers, privileges and remedies hereunder are hereby expressly specified to be cumulative and not exclusive of any right, power, privilege or remedy which the par ties hereto would otherwise have, except that the rights of the parties hereto to obtain damages shall be limited as provided in the within Agreement.

         16.3 Entire Agreement.

         This Agreement and the other agreements provided for herein embody the entire agreement and understanding among INSCI and SELLERS, and supersede all prior agreements and understandings between INSCI and SELLERS relating to the subject matter hereof and thereof.

         16.4 Parties in Interest.

         All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforce able by the respective legal representatives, successors and assigns of the parties hereto, whether so expressed or not; provided, however, that INSCI shall not have the right to assign this Agreement, or its rights hereunder, prior to the Closing, except to a wholly-owned subsidiary of INSCI. Any such assignment by INSCI shall be effective only if the permitted assignee shall assume all of INSCI's obligations under this Agreement and all agreements referred to herein.

         16.5 Law Governing.

         This Agreement is being executed and delivered and is intended to be performed in New York and shall be construed and enforced in accordance with, and governed by, the laws and decisions of such State.

         16.6 Counterparts.

         This Agreement may be executed simultaneously in one or more counterparts thereof, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         16.7 Severability.

         If any provision of this Agreement is construed to be prohibited or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforced with out regard thereto.

         16.8 Section Headings.

         Section and subsection headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and shall not affect its interpretation.

         16.9 References.

         All words used in this Agreement shall be construed to be of such number and gender as the context requires or permits. Unless a particular context clearly provides otherwise, the words "hereof" and "hereunder" and similar references refer to this Agreement in its entirety and not to any specific Section or Subsection.

         16.10 Consent to Jurisdiction.

         Each of INSCI and SELLERS hereby submits to the exclusive jurisdiction of the courts of the State of New York and/or the Federal courts of the United States of America located in the Southern District of New York in respect of the interpretation and enforcement of the provisions of this Agreement, or any document or instrument delivered pursuant hereto and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement or any document or instrument delivered pursuant hereto, that he or it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that this Agreement or any document or instrument delivered pursuant hereto may not be enforced in or by said courts that the action, suit or proceeding is brought in an inconvenient forum, or that the venue of the action, suit or proceeding is improper.

         SELLERS and INSCI agree that final judgment (with all rights of appeal having been expired or waived) against them in any such action, suit or proceeding shall be conclusive and that INSCI is, or the SELLERS are, as the case may be, entitled to enforce such judgment in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of indebtedness arising from such judgment.

         16.11 No Third Party Beneficiaries.

         Except as specifically provided in Section 16.4 hereof, no provision of this Agreement is intended to or shall be construed to grant or confer any right to enforce this Agreement or any remedy for breach of this Agreement to or upon any third party.

         IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed in the name and on behalf of each of them by one of their respective officers, thereunto duly authorized, as of the day and year first above written.

                                               INSCI CORP.


                                            By:
                                                -----------------------


                                          INTERNET BROADCASTING COMPANY, INC.


                                            By:
                                                -----------------------


                                                -----------------------
                                                Brad Levine



                                                -----------------------
                                                Stephen MacQuarrie


                                                -----------------------
                                                Chris Pernicano

                               LISTING OF EXHIBITS

Exhibit "I"         Listing of SELLERS (all Stockholders).

Exhibit "I-A"       Listing of PRINCIPAL STOCKHOLDERS (Limited Warranties)

Exhibit "II"        Registration Rights Agreement.

Exhibit "III"       (Eliminated).

Exhibit "IV"        Audited Financial Statements and Unaudited Interim Period.

Exhibit "V" Listing of all Subsidiary Corporations and Jurisdictions in which IBC does Business.

Exhibit "VI"        Listing of all Authorized, Issued and Outstanding Shares of
                    Capital Stock of IBC.

Exhibit "VII"       Litigation.

Exhibit "VIII"      Title to Properties.

Exhibit "IX"        Loans made by IBC to Employees, Officers or Directors.

Exhibit "X"         Schedule of Key Employees.

Exhibit "XI"        Schedule of Proprietary Technology.

Exhibit "XII"       Currently Existing Contracts, Leases and Agreements.

Exhibit "XIII"      Marketing, Distribution and Re-selling Agreements.

Exhibit "XIV"       IBC's Officers and Board of Directors (Resignations).

Exhibit "XV"        Listing of Insurance Policies owned or maintained by IBC.

Exhibit "XVI"       Sellers' Employment Agreements (Messrs.  Levine, MacQuarrie
                    and Pernicano).

Exhibit "XVII"      Employees' Non-Compete, Proprietary and Confidentiality
                    Agreements.

Exhibit "XVIII"     Escrow Agreement.

Exhibit "XIX"       Opinion Letter of Sellers' counsel.

Exhibit "XX"        (Eliminated).

                            INDEMNIFICATION AGREEMENT

                                     EXHIBIT


         The undersigned, BRAD LEVINE, STEPHEN MACQUARRIE and CHRIS PERNICANO agree to hold harmless and indemnify INSCI CORP. ("INSCI") with respect to the Stock Purchase Agreement dated , 1999, from any undisclosed or unknown liabilities or claims which are not disclosed on Internet Broadcasting Company, Inc.'s (IBC's) Financial Statements and/or Schedule of Liabilities, including all contingent liabilities, as of the Closing Date up to an aggregate of 125,000 Shares on a pro rata basis as follows:

                  BRAD LEVINE              - 41,666 Shares
                  STEPHEN MACQUARRIE       - 41,666 Shares
                  CHRIS PERNICANO          - 41,666 Shares

The within Indemnification and Hold Harmless Agreement is limited to the pro rata number of shares deposited in escrow by Messrs. Levine, MacQuarrie and Pernicano, as per the Escrow Agreement executed of even date with the firms of Baratta & Goldstein and Harris Beach and Wilcox as Escrow Agents except for a claim against the Sellers for fraud and misrepresentation. In the event of any such claim by INSCI, damages will be governed by applicable law as made and provided.

         INSCI agrees that it will inform Messrs. Levine, MacQuarrie and Pernicano in writing of any claim that is not scheduled on the Financial Statement and Schedule of Liabilities of IBC as of the Closing Date, including any contingent liabilities and that, in the event that any claim is asserted and presented by INSCI to Messrs. Levine, MacQuarrie and Pernicano which claim is not resolved and discharged to INSCI's satisfaction, within thirty (30) days from the date of said notification, then in that event, INSCI will have the right to notify the Escrow Agents of the amount of said claim and after payment of same, to demand that the Escrow Agents turn over and return to INSCI in satisfaction of said claim, on a pro rata basis, the number of shares standing in the name of Messrs. Levine, MacQuarrie and Pernicano by multiplying the number of shares held in escrow by the market price at the time of the payment of said claim by INSCI so that INSCI will receive the return of the dollar value of the claim paid in shares of stock.

         It is understood and agreed that the aggregate of 125,000 shares of Common Stock as stated herein will be subject to the within indemnification for a period of one year from the date of the Stock Purchase Agreement and, thereafter, during the second year from said date, that the aggregate number of shares subject to the indemnification will be reduced to the sum of $100,000 in value of said shares. The shares in escrow will be valued at the bid market price on the second anniversary of the within Agreement (i.e., 25,000 shares at $4.00 per share). It is understood and agreed that in the event there are no claims either threatened or pending with respect to the Stock Purchase Agreement, then in that event, on the third anniversary from the closing date of the stock purchase transaction, all shares of Common Stock held by the joint Escrow Agents will be released to Messrs. Levine, MacQuarrie and Pernicano.

         Messrs. Levine, MacQuarrie and Pernicano agree that they will execute all certificates and documents required by INSCI and the Escrow Agents to cause the turn over or return to INSCI of the INSCI shares to INSCI.

         INSCI, Messrs. Levine, MacQuarrie and Pernicano agree that they will indemnify and hold harmless the Escrow Agents from any liability, except for gross negligence, in accordance with the Escrow Agreement, which is annexed as Exhibit "XVIII" herein.

         The within agreement is governed by the laws of the State of New York and may not be changed or modified except by the written agreement of the parties herein.

         Each of the parties agrees that if notice is required, that said notice will be sent to the following parties:

                  Brad Levine, Stephen MacQuarrie and Chris Pernicano
                  C/O   Tom Willet, Esq.
                  Harris, Beach & Wilcox
                  130 East Main Street
                  Rochester, New York 14604

                  With a copy, which copy shall not constitute notice, to:
                  Tom Willet, Esq.

                  Harris, Beach & Wilcox
                  130 East Main Street
                  Rochester, New York 14604

                  INSCI
                  Two Westborough Business Park
                  Westborough, MA 01581

                  With a copy, which copy shall not constitute notice, to:
                  Baratta & Goldstein
                  597 Fifth Avenue
                  New York, NY   10017

         IN WITNESS WHEREOF, we have set our hands and seals this day of , 1999.


                                                -----------------------
                                                BRAD LEVINE


                                                -----------------------
                                                STEPHEN MACQUARRIE


                                                -----------------------
                                                CHRIS PERNICANO

                                                INSCI CORP.

                                             By:
                                                -----------------------